EXHIBIT 10.105

             DEED OF TRUST AND SECURITY AGREEMENT
                       To Secure A Loan
                  From FIRST BANK OF MISSOURI
  (securing future advances and future obligations governed by RSMo 443.055)

1.  DATE AND PARTIES.  The date of this Deed of Trust (Deed of
Trust) and Security Agreement is October 2, 1996, and the parties and their mailing addresses are the following:

     GRANTOR:
           SYSTEMS & SERVICES TECHNOLOGIES, INC.
           a DELAWARE corporation
           4315 PICKETT ROAD
           ST. JOSEPH, MO 64506
           Tax I.D. # 22-3370315

     TRUSTEE:
           LARRY ENKELMANN
           #3 6812 N. Oak Trafficway
           Gladstone, Missouri 64118

     BANK:
           FIRST BANK OF MISSOURI
           a MISSOURI banking corporation
           7001 N. Oak St.
           P.O. Box 10689
           Gladstone, Missouri 64118
           Tax I.D. # 44-0667863
           Branch No. 001

2.  MAXIMUM OBLIGATION LIMIT.  The total principal amount
(exclusive of interest, attorneys fees, paralegal fees, costs and other legal expenses) of the Obligations secured by this Deed of Trust, not including, however, any sums advanced for the protection of the Property or Bank s Interest therein, shall not exceed the sum of $705,000.00, provided, however, that nothing contained herein shall constitute a commitment to make additional or future loans or advances in any amounts.

3. OBLIGATIONS DEFINED. The term Obligations is defined as and includes the following:
    A. A promissory note, No. 100270, (Note) dated October 2, 1996, with a maturity date of June 2, 1999, and executed by SYSTEMS & SERVICES TECHNOLOGIES, INC.
(Borrower)
       payable to the order of Bank, which evidences a loan
       (Loan) to Borrower in the amount of $705,000.00, plus interest, and all extensions, renewals, modifications, or substitutions thereof.
    B. All future advances or other future obligations by Bank to Borrower, to Grantor, to any one of them or to any one of them and others, provided each instrument evidencing any such future advance shall state within the body of the instrument that such instrument is secured by this Deed of Trust and provided further that such instrument identifies this Deed of Trust by date of execution, all in accordance with 443.055 RSMo, as amended.
    C. All additional sums advanced, and expenses incurred, by Bank for the purpose of insuring, preserving or otherwise protecting the Property (as herein defined) and its value, and any other sums advanced, and expenses incurred by Bank pursuant to this Deed of Trust, plus interest at the same rate provided for in the Note computed on a simple interest method.
    D. All other obligations, now existing or hereafter arising, of Borrower to the extent the taking of the Property (as herein defined) as security therefor is not prohibited by law, including but not limimted to liabilities as guarantor, endorser or surety, of Borrower to Bank, due or to become due, direct or indirect, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several, or joint and several.
    E. Borrower s performance of the terms in the Note or Loan, Grantor s performance of any terms in this Deed of Trust, and Borrower s and Grantor s performance of any terms in any other deed of trust, any trust deed, and trust indenture, any mortgage, and deed to secure debt, any security agreement, and assignment, any construction loan agreement, any loan agreement, any assignment of beneficial interest, any guaranty agreement or any other agreement wich secures, guarantees or otherwise relates to the Note or Loan.

However, this Deed of Trust will not secure another debt:
    A. to the extent that this Deed of Trust is in household goods and the other debt to be secured is a consumer loan (as those terms are defined in applicable federal regulations governing unfair and deceptive credit practices); or
    B. if Bank fails to make any disclosure of the existance of this Deed of Trust required by law for such other debt.

4. NOTE: Borrower has executed a promissory note dated October 2, 1996, (Note) in the principal amount of $705,000.00 and payable to the order of Bank with interest from the date of disbursement, on the unpaid principal balance at the rate of 8.5% per annum (Contract Rate) until the Note matures or the obligation is accelerated. After maturity or accerelation, the unpaid balance shall bear Interest at the rate specified in the Note until paid. The Loan and the Note are limited to the maximum lawful amount of Interest (Maximum Lawful Interest) permitted under federal and state laws. If the Interest accrued and collected exceeds the Maximum Lawful Interest as of the time of collection, such excess shall be applied to reduce the principal amount outstanding, unless otherwise indicated by law. If or when no principal amount is outstanding, any excess interest shall be refunded to Borrower according to the actuarial method. Unless otherwise required by law, all fees and charges, accrued, assessed or collected shall be amortized and prorated over the full term of the Loan for purposes of determining the Maximum Lawful Interest. Interest shall be computed on the basis of the actual calender year and the actual number of days elapsed.

Accrued interest only is due and payable on the 2nd day of each month for the months of November and December, 1996 and January, February, March, April, and May, 1997. Principal and accrued interest are due and payable in 24 equal monthly payments of $11,362.46 on the 2nd day of each month, beginning June 2, 1997, or the day following if the payment day is a holiday or is a non-business day for Bank. Unless paid prior to maturity, all other unpaid principal, accrued interest, costs and expenses are due and payable on June 2, 1999, which is the date of maturity. These payments amounts are based upon timely payment of each installment. All amounts shall be paid in legal U.S. currency. Any payment made with a check will constitute payment only when collected.

5. CONVEYANCE. For and in consideration of the sum of $1.00 and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, to the Grantor paid and to secure the Obligations according to their specific terms, and any future advances or other future obligations of Grantor or Borrower, Grantor grants, bargains, sells and warrants to Trustee in trust with power of sale the following described property (Property), situated in BUCHANAN
County, MISSOURI,
to-wit:

    SEE ATTACHED EXHIBIT A.

    The property may be commonly called referred to as 4315 PICKETT ROAD, ST. JOSEPH, MISSOURI such property not constituting the homestead of Borrower, together with all buildings, improvements, fixtures and equipment now or hereafter attached to the Property, including, but not limited to, all heating, air conditioning, ventilation, plumbing, cooling, electrical and lighting fixtures and equipment; all exterior and interior improvements; all easements, issues, rights, appurtenances, rents, royalties, oil and gas rights, privileges, proceeds, profits, other minerals, water, water rights, and water stock, crops, grass and timber at any time growing upon said land, including replacements and additions thereto, all of which shall be deemed to be and remain a part of the Property. The Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made of public record as provided by law.

6. LIENS AND ENCUMBRANCES. Grantor warrants the title to the Property and warrants that the Property is free and clear of all liens and encumbrances except: Future Advance Deed of Trust and Security Agreement dated July 30, 1996 and recorded July 31, 1996 in Book
2057 at Page 182 in said Recorder s Office, executed by Systems & Services Technologies, Inc., a Delaware corporation, in favor of Larry D McKeaigg, Trustee for Commerce Bank, N.A., securing
$1,360,000.00, payable as set out in said note and deed of trust.

7. WARRANTY OF TITLE. Grantor agrees to forever warrant and defend the title to the Property and represents and warrants that
Grantor:
    A. owns the Property in fee simple;
    B. is authorized to convey the Property, and
    C. will defend Grantor s title against all claims.

8.  CORPORATE WARRANTIES AND REPRESENTATIONS.  If
Grantor is a corporation, Grantor makes to Bank the following warranties and representations which shall be continuing so long as the Obligations remain outstanding:
    A. Grantor is a corporation which is duly organized and validly existing in Grantor s state of incorporation as represented in the DATE AND PARTIES paragraph above;
       Grantor is in good standing under the laws of all states in which Grantor transacts business; Grantor has the corporate power and authority to own the Property and to carry on its business as now being conducted; Grantor is qualified to do business in every jurisdiction in which the nature of its business or its property makes such qualification necessary; and Grantor is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it.
    B. The execution, delivery and performance of this Deed of Trust by Grantor and the borrowing evidenced by the Note:
       (1) are within the corporate powers of Grantor, (2) have been duly authorized by all requisite corporate action;
       (3) have received all necessary government approval; (4) will not violate any provision of law, any order of any court or other agency of government of Grantor s Articles of Incorporation or Bylaws; and (5) will not violate any provision of indenture, agreement or other instrument to which Grantor is a party or to which Grantor is or any of Grantor s property is subject, including but not limited to any provision prohibiting the creation or imposition of any lien, charge or encrumbrance of any nature whatsoever upon any of Grantor s property or assets. The
       Note and this Deed or Trust when executed and delivered by Grantor will constitute the legal, valid and binding obligations of Grantor, and of the other obligors named therein, if any, in accordance with their respective terms.
    C. All other information, reports, papers and data given to Bank with respect to Grantor or to others obligated under the terms of this Deed of Trust are accurate and correct in all material respects and complete insofar as completeness nay be necessary to give Bank a true and accurate knowledge of the subject matter.
    D. Grantor has not changed its name within the last six years, unless otherwise disclosed in writing; other than the trade names of fictitious names actually disclosed to Bank prior to execution of this Deed of Trust, Grantor uses no other names; and until the Obligations shall have paid in full, Grantor hereby covenants and agrees to preserve and keep in full force and effect its existing name, corporate existance, rights, franchises and trade names, and to continue the operation of its business in the ordinary course.

9. ASSIGNMENT OF LEASES AND RENTS. Grantor grants, bargains, sells, warrants, assigns, and transfers to Trustee, in trust for the benefit of Bank, as additional security all the right, title and interest in and to any and all:
    A. Existing or future leases, subleases, licenses, guaranties and any other written or verbal agreements for the use and occupancy of any portion of the Property, including any extensions, renewals, modifications or substitutions of such agreements (all referred to as
        Leases ).
    B. Rents, issues and profits (all referred to as Rents ), including but not limited to security deposits, minimum rent, percentage rent, additional rent, common area maintenance charges, parking charges, real estate taxes, other applicable taxes, insurance premium contributions, liquidated damages following default, cancellation premiums, loss of rents insurance, guest receipts, revenues, royalties, proceeds, bonuses, accounts, contract rights, general intangibles, and all rights and claims which Grantor may have that in any way pertain to or are on account of the use or occupancy of the whole or any part of the Property.

In the event any item listed as Leases or Rents is determined to be personal property, this Deed of Trust will also be regarded as a security agreement.

Grantor will promptly provide Bank with true and correct copies of all existing and future Leases. Grantor may collect, receive, enjoy and use the Rents so long as Grantor is not in default. Except for one lease period s rent, Grantor will not collect in advance any Rents in trust for Bank and Grantor will not commingle the Rents with any other funds. Any amounts collected shall be applied at Bank s discretion first to costs of managing, protecting and preserving the Property, and to any other necessary related expenses including Bank s court costs. Any remaining amounts shall be applied to reduce the Obligations.

Grantor agrees that this agreement is immediately effective between the parties to this Deed of Trust and effective as to third parties on Grantor s default when Bank or Trustee takes an affirmative action as prescribed by the law in the state where the Property is located, and this assignment will remain effective during any period of redemption by Grantor until the Obligations are satisfied. Unless otherwise prohibited or prescribed by state law, Grantor agrees that Bank or Trustee may take actual possession of the Property without the necessity of commencing any legal action or proceeding and Grantor agrees that actual possession of the Property is deemed to occur when Bank notifies Grantor of Grantor s default and demands that Grantor and Grantor s tenants pay all Rents due or to become due directly to Bank. Immediately after Bank gives Grantor the notice of default, Grantor will endorse and deliver to Bank any payment of Rents. If Grantor becomes subject to a voluntary or involuntary bankruptcy, then Grantor agrees that Bank and Trustee are entitled to receive relief from the automatic stay in bankruptcy for the purpose of making this assignment effective and enforceable under state and federal laws and within Grantor s bankruptcy proceedings.

Grantor warrants that no default exists under the Leases or any applicable landlord law. Grantor also warrants and agrees to maintain, and require the tenants to comply with, the Leases and any applicable law. Grantor will promptly notify bank of any noncompliance. If Grantor neglects or refuses to enforce compliance with the terms of the Leases, then Bank or Trustee may opt to enforce compliance to the extent that the law permits. Grantor will obtain Bank s written authorization before Grantor consents to sublet, modify, cancel, or otherwise after the Leases, to accept the surrender of the Property covers by such Leases (unless the Leases so require), or to assign, compromise or encumber the Leases or any future Rents. Grantor will hold Bank harmless and indemnify Bank for any and all liability, loss or damage that Bank may incur as a consequence of the assignment under this paragraph.

10. EVENTS OF DEFAULT. Grantor shall be in default upon the occurance of any of the following events, circumstances or conditions (Events of Default):
    A. Failure by any party obligated on the Obligations to make payments when due; or
    B. A default or breach by Borrower, Grantor or any co-signer, endorser, surety, or guarantor under any of the terms of this Deed of Trust, the Note, any construction loan agreement or other loan agreement, any security agreement, mortgage, deed to secure debt, deed of trust, trust deed, or any other document or instuement evidencing, guarantying, securing or otherwise relating to the Obligations; or
    C. The making or furnishing of any verbal or written representation, statement or warranty to Bank which is or becomes false or incorrect in any material respect by or on behalf of Grantor, Borrower, or any co-signer, endorser, surety or guarantor of the Obligations; or
    D. Failure to obtain or maintain the insurance coverages required by Bank, or insurance as is customary and proper for the Property (as herein defined); or
    E. The death, dissolution of insolvency of, the appointment of a receiver by or on behalf of, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existance by, or the commencement of any proceeding under any present or future federal federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against Grantor, Borrower, or any co-signer, endorser, surety or guarantor of the Obligations; or
    F. A good faith belief by Bank at any time that Bank is insecure with respect to Borrower, or any co-signer, endorser, surety or guarantor, that the prospect of any payment is impaired or that the Property (as herein defined) is impaired; or
    G. Failure to pay or provide proof of any tax, assessment, rent, insurance premium, escrow or escrow deficiency on or before its due date; or
    H. A material adverse change in Grantor s business, including ownership, management, and financial conditions, which in Bank s opinion, impairs the Property or repayment of the Obligations; or
    I. A transfer of a substantial part or Grantor s money or property; or
    J. If all or any part of the Property or any interest therein is sold, leased or transferred by Grantor except as permitted in the paragraph below entitled DUE ON
       SALE OR ENCUMBRANCE .

11. REMEDIES ON DEFAULT. At the option of Bank, all or any part of the principal and accrued interest on the Obligations shall become immediately due and payable after giving up the required notice, if any, under applicable law, upon the occurance of an Event of Default or at any time thereafter. In addition, upon the occurance of any Event of Default, Bank and Trustee shall be entitled to all of the rights and remedies provided by law, the Note, this Deed of Trust, and any related loan documents, including without limitation, the power to sell the Property, and/or the the power to foreclose on the Property as a mortgage, and to exercise any remedies permitted under MISSOURI s Uniform Commercial Code. If Bank exercises such option to accelerate, Bank shall mail Grantor, by certified mail or otherwise, notice of acceleration to the address of Grantor shown on Bank s records as may be required by law. If Grantor fails to pay all sums that are due and payable within the time period provided by law or as provided in the notice (if any), Bank may, without further notice or demand on Grantor, invoke any remedies permitted on Default. In addition, if there is a Default and Bank files with Trustee a notice of election and demand for sale of the Property, Trustee shall advertise and sell the Property (to convey title as a whole or in separate parcels as Bank may deem best) free and clear of all right, title and interest of Grantor at public auction of the Property or at such place as Trustee designates in the notice for the best price the Property will bring in cash. Trustee shall give notice of sale in accordance with and as prescribed by applicable MISSOURI law. Public advertisement of such notice shall take the form of daily publication in some newspaper of general circulation in the county, or counties, where the Property is located for at least 20 days prior to the sale, except where the applicable state law requires or permits notice in another form(s) or in another manner. Upon sale of the Property and to the extent not prohibited by law, Trustee shall make and deliver to the purchaser or purchasers a deed or deeds to the Property sold to convey title, and after first paying and retaining all fees, charges and costs, shall pay to Bank all amounts advanced for repairs, taxes, insurance, liens, assessments and prior encumbrances and interest thereon, and the principal and interest on the Note paying the surplus, if any, to the person or persons legally entitled thereto. The holder of the Note may purchase the Property. The recitals in any deed or deeds of conveyance shall be taken as prima facie true. Bank and Trustee are entitled to all rights and remedies provided at law or equity whether or not expressly stated in this Deed of Trust. By choosing any remedy, Bank and Trustee do not waive their right to an immediate use of any other remedy if the event of default continues or occurs again.

12. DUE ON SALE OR ENCUMBRANCE. Bank may, at Bank s option, declare the entire balance will all accrued interest on the Obligations to be immediately due and payable upon the contract for, or creation of, any lien, encumbrance, transfer or sale of the Property, or any portion thereof, by Grantor. Lapse of time or the acceptance of payments by Bank after such creation of any lien, encumbrance, transfer, sale or contract for any of the foregoing shall not be deemed a waiver or estoppel of Bank s right to accelerate the Note. If Grantor fails to pay such sums prior to the expiration of such period, Bank may, without further notice or demand on Grantor, invoke any remedies permitted on Default. This covenant shall run with the Property and shall remain in effect until the Obligations and this Deed of Trust are fully paid.

In the preceding paragraph, the phrase transfer or sale includes the conveyance of any right, title or interest in the Property, whether voluntary or involuntary, by outright sale, deed, installment contract sale, land contract, contract for deed, leasehold interest with a term greater than three years, lease-option contract or any other method of conveyence of Property interests; the term interest includes, whether legal or equitable, any right, title, interest, lien, claim, encumbrance or proprietary right, choate or inchoate.

13.  POSSESSION ON DEFAULT.  If there is an Event of Default,
Bank or the holder of the Note shall at once become entitled to the possession, use and enjoyment of the Property and to the rents, issues and profits from the Property, and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of Grantor or the then owner of the Property and without regard to the value of the Property of the adequacy of any security for the Obligations.

14. APPOINTMENT OF RECEIVER. If there is a Default, Bank of the holder of the Note shall at once become entitled to appointment of a receiver for the Property and the rents, issues and profits from the Property, and shall be entitled thereto as a matter of right without adequacy of any security for the Obligations. Such receiver may be appointed by a court of competent jurisdiction upon ex parte application, and without notice (notice being expressly waived) and all rents, issues and profits, income and revenue from the Property shall be applied by the receiver, subject to the court s order, to the payment of the Obligations under this Deed of Trust and the Note.

15. PROPERTY OBLIGATIONS. Grantor shall promptly pay all taxes, assessments, levies, water rents, other rents, insurance premiums, and all amounts due on any encumbrances, if any, as they become due. Grantor shall provide written proof to Bank for such payment(s).

16. INSURANCE. Grantor shall insure and keep insured the Property against loss by fire, and other hazard, casualty and loss, with extended coverage including but not limited to the replacement value of all improvements, with an insurance company acceptable to Bank and in an amount acceptable to Bank. Such insurance shall contain the standard Mortgage Clause and where applicable, Loss Payee
Clause , which shall name and endorse Bank as mortgagee and loss payee. Such insurance shall also contain a provision under which the insurer shall give Bank at least 30 days notice before the cancellation, termination or material change in coverage.

If an insurer elects to pay a fire or other hazard loss or damage claim rather than to repair, rebuild or replace the Property lost or damaged, Bank shall have the option to apply such insurance proceeds upon the Obligations secured by this Deed of Trust whether or not then due or to have said Property repaired or rebuilt. Grantor hereby appoints
Bank as Grantor s attornery-in-fact, coupled with an interest to collect, settle, and compromise and matters with insurer. Grantor shall deliver, or cause to be delivered, evidence of such coverage and copies of all notices and renewals relating thereto. Bank shall be entitled to pursue any claim under the insurance if Grantor fails to promptly do so. The Bank shall be entitled to endorse the Grantor s name on any insurance check or draft. Grantor shall pay the premiums required to maintain such insurance in effect until such time as the requirement for such insurance terminates. Notwithstanding anything to the contrary, if the Property is acquired by Bank under the terms of this Deed of Trust, all right, title, and interest of Grantor in and to any insurance policies (including proceeds thereof resulting from damage to the Property prior to the sale or acquisition) shall pass to Bank to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

17. WASTE. Grantor shall not alienate or encumber the Property to the prejudice of Bank, or commit, permit or suffer any waste, impairment or deterioration of the Property, and regardless of natural depreciation, shall keep the Property and all its improvements at all times in good condition and repair. Grantor shall comply with and not violate any and all laws and regulations regarding the use, ownership and occupancy of the Property. Grantor shall perform and abide by all obligations and restrictions under any declarations, covenants and other documents governing the use, ownership and occupancy of the Property.

18.  ENVIRONMENTAL LAWS AND HAZARDOUS
SUBSTANCES.
     A.   As used in this paragraph:
          (1)   Environmental Law  means, without
limitation, the Comprehensive Environmental Response,
Compensation, and Liability Act ( CERCLA , 42 U.S.C. 9601 et
seq.), all federal, state and local laws, regulations, ordinances, court orders, attorney general opinions or interpretive letters concerning the public health, safety, welfare, environment or a Hazardous Substance
(as defined herein).
          (2)   Hazardous Substance  means any toxic,
radioactive or hazardous material, waste, pollutant or contaminant which has characteristics which render the substance dangerous or potentially dangerous to the public health, safety, welfare or the environment. The term includes, without limitation, any substances
defined as  hazardous material,   toxic substances,   hazardous
waste  or  hazardous substance  under any Environmental Law.
     B.   Grantor represents, warrants and agrees that:
          (1)  Except as previously disclosed and
acknowledged in writing to Bank, no Hazardous Substance has been, is or will be located, transported, manufactured, treated, refined, or handled by any person on, under or about the Property except in the ordinary course of business and in strict compliance with all applicable Environmental Law.
          (2)  Except as previously disclosed and
acknowledged in writing to Bank, Grantor has not and shall not cause, contribute to or permit the release of any Hazardous Substance on the Property.
          (3) Grantor shall immediately notify Bank if: (a) a release or threatened release of Hazardous Substance occurs on, under or about the Property or migrates or threatens to migrate from nearby property; or (b) there is a violation of any Environmental Law concerning the Property. In such an event, Grantor shall take all necessary remedial action in accordance with any Environmental Law.
          (4)  Except as previously disclosed and
acknowledged in writing to Bank, Grantor has no knowledge of or reason to believe there is any pending or threatened investigation, claim, or proceeding of any kind relating to (a) any Hazardous
Substance located on, under or about the Property or (b) any violation by Grantor of any tenant of any Environmental Law. Grantor shall immediately notify Bank in writing as soon as Grantor has reason to believe there is any such pending or threatened investigation, claim, or proceeding. In such an event, Bank has the right, but not the obligation, to participate in any such proceeding including the right to receive copies of any documents relating to such proceedings.
          (5)  Except as previously disclosed and
acknowledged in writing to Bank, Grantor and every tenant have been, are and shall remain in full compliance with any applicable Environmental Law.
          (6)  Except as previously disclosed and
acknowledge in writing to Bank, there are no underground storage tanks, private dumps or open wells located on or under the Property and no such tank, dump or well shall be added unless Bank first agrees in writing.
          (7) Grantor will regularly inspect the Property, monitor the activities and operations on the Property, and confirm that all permits, licenses or approvals required by any applicable Environmental Law are obtained and complied with.
          (8) Grantor will permit, or cause any tenant to permit, Bank or Bank s agent to enter and inspect the Property and review all records at any reasonable time to determine: (a) the existence, location and nature of any Hazardous Substance on, under or about the Property; (b) the existence, location, nature, and magnitude of any Hazardous Substance that has been released on, under or about the Property; (c) whether or not Grantor and any tenant are in compliance with any applicable Environmental Law.
          (9)  Upon Bank s request, Grantor agrees, at
Grantor s expense, to engage a qualified environmental engineer to prepare an environmental audit of the Property and to submit the results of such audit to Bank. The choice of the environmental engineer who will perform such audit is subject to the approval of Bank.
          (10) Bank has the right, but not the obligation, to perform any of Grantor s obligations under this paragraph at Grantor s expense.
          (11) As a consequence of any breach of any representation, warranty or promise made in this paragraph, (a)
Grantor will indemnify and hold Bank and Bank s successors or assigns harmless from and against all losses, claims, demands, liabilities, damages, cleanup, response and remediation costs, penalties and expenses, including without limitation all costs of litigation and reasonable attorneys fees, which Bank and Bank s successors or assigns may sustain; and (b) at Bank s discretion, Bank may release this Deed of Trust and in return Grantor will provide Bank with collateral of at least equal value to the Property secured by this Deed of Trust without prejudice to any of Bank s rights under this Deed of Trust.
          (12) Notwithstanding any of the language contained in this Deed of trust to the contrary, the terms of this paragraph shall survive any foreclosure or satisfaction of any deed of trust, mortgage or any obligation regardless of any passage of title to Bank or any disposition by Bank of any or all of the Property. Any claims and defenses to the contrary are hereby waived.

19. CONDITION OF PROPERTY. As to the Property, Grantor shall:
     A. keep all buildings occupied and keep all buildings, structures and improvements in good repair.
     B. refrain from the commission or allowance of any acts of waste or impairment of the value of the Property or improvements thereon.
     C. not cut or remove or permit to be cut or removed, any wood or timber from Property, which cutting or removal would adversely affect the value of the Property.
     D. prevent the spread of noxious or damaging weeds, preserve and prevent the erosion of the soil and continuously practice approved methods of farming on the Property if used for agricultural purposes.

20. INSPECTION BY BANK. Bank or its agents may make or cause to be made reasonable entries upon the Property and inspect the Property provided that bank shall make reasonable efforts to give
Grantor prior notice of any such inspection.

21. PROTECTION OF BANK S SECURITY. If Grantor fails to perform any covenant, obligation or agreement contained in the Note, this Deed of Trust or any loan documents or if any action or proceeding is commenced which materially affects Bank s interest in the Property, including, but not limited to, foreclosure, eminent domain, insolvency, housing or Environmental Law or law enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Bank, at Bank s sole option, may make such appearances, disburse such sums, and take such action as is necessary to protect Bank s interest. Grantor hereby assigns to Bank any right Grantor may have by reason of any prior encumbrance on the Property or by law or otherwise to cure any default under said prior encumbrance. Grantor agrees to indemnify and hold Bank harmless for all liability, costs, expenses, attorneys fees and paralegal fees incurred by Bank in its protection of the Property of its lien. Without Bank s prior written consent, grantor will not partition or subdivide the Property.

22.  EXPENSES OF BANK.  If Grantor fails to:
     A.   procure the required insurance for the Property.
     B. keep the Property in good repair or prevent waste of the Property.
     C. promptly pay all of the obligations relating to the Property.
     D. perform any other obligation of this Deed of Trust, the Note, or any other instrument securing or relating to the Note, or
     E. prevent the Property from becoming subject to any other lien or encumbrance.
Bank may pay or procure such things at Grantor s cost and Bank may make any reasonable expenditure incidental thereto. Bank shall have the right to file and defend suits at the expense of Grantor and in Grantor s name for the recovery of damages or to uphold the lien of the encumbrance and preserve the rights of Bank. All costs expended by Bank in accordance with this section, including reasonable attorneys and paralegal fees, shall be repaid by Grantor upon demand, and such sums, with interest thereon at the rates provided in the Note shall be added to the indebtedness secured by this Deed of Trust, and shall become a part of the Obligations as defined above, and shall be paid out of the proceeds of the sale of the Property, if not otherwise paid by Grantor.

23. COLLECTION EXPENSES. In the event of default, Grantor agrees to pay all costs of collection incurred by Bank. Such costs shall include, but not limited to, filing fees, costs of publication, deposition fees, stenographer fees, witness fees and any other court costs.
plus costs of collecting, enforcing and protecting the Property and Obligations. Any such collection costs shall be added to the principal amount of the Obligations, shall accrue interest at the same rate as the Obligations and shall be secured by this Deed of Trust.

24. ATTORNEYS' FEES. In the event of default, Grantor agrees to pay reasonalbe attorneys' fees incurred by Bank. Such reasonable attorneys' fees shall include, without limitation, paralegal fees. Any such reasonable attorneys' fees shall be added to the principal amount of the Obligations, shall accrue interest at the same rate as the Obligations and shall be secured by this Deed of Trust.

25. CONDEMNATION. In the event all of any part of the Property (including but not limited to any easement therein) is sought to be taken by private taking or by virtue of the law of eminent domain, Grantor will promptly give written notice to Bank of the institution of such proceedings. Grantor further agrees to notify Bank of any attempt to purchase or appropriate the Property or any easement therein, by any public authority or by any other person or corporation claiming or having the right of eminent domain or appropriation.
Grantor further agrees and directs that all comdemnation proceeds or purchase money which may be agreed upon or which may be found to be due shall be paid to Bank as a prepayment under the Note. Grantor also agrees to notify Bank of any proceedings instituted for the establishment of any sewer, water, conservation, ditch drainage, or other district relating to or binding upon the Property or any part thereof. All awards payable for the taking of title to, or possession of, or damage to all or any portion of the Property by reason of any private taking, condemnation, eminent domain, change of grade, or other proceeding shall, at the option of Bank, be paid to Bank. Such awards or compensation are hereby assigned to Bank, and judgment therefor shall be entered in favor of Bank.

     When paid, such awards shall be used, at Bank's option, toward the payment of the Obligations or payment of taxes, assessments, repairs or other items provided for in this Deed of Trust, whether due or not, all in such order and manner as Bank may determine. Any amount not so used shall be applied to the Obligations. Such application or release shall not cure or waive any default. In the event Bank deems it necessary to appear or answer in any dondemnation action, hearing or proceeding, Grantor shall hold Bank harmless from and pay all legal expenses, inluding buty not limited to attorneys' fees, paralegal fees, court costs and othere expenses.

26. OTHER PROCEEDINGS. If any action or proceeding is commenced to which Bank is made or chooses to become a party by reason of the execution of the Note, this Deed of Trust, any loan documents, the existence of any Obligations, or in which Bank deems it necessary to appear or answer in order to protect its interests, Grantor agrees to pay and to hold Bank harmless for all liabilities, costs and expenses paid or incurred by Bank in such action or proceedings, including but not limited to attorney's fees, paralegal fees, court costs and all other damages and expenses.

27. WAIVER BY GRANTOR. To the extent not specifically prohibited by law, Grantor hereby waives and releases any and all rights and remedies Grantor may now have or acquire in the future relating to:
A.  homestead;
B.  exemptions as to the Property;
C.  appraisement;
D.  marshalling of liens and assets; and
E.  statutes of limitations.
In addition, redemption by Grantor after foreclosure sale is expressly waived to the extent and prohibited by law.

28. OTHER WAIVERS. No waiver, express or implied, of the performance of any obligation of this Deed of Trust, the Note or Obligations, shall be deemed to be a waiver of any other or succeeding obligation. No payment or advancement by Bank on behalf of Grantor shall be deemed a waiver of the breach occurring, or of the right to elect to foreclose this Deed of Trust; and, the indulgence of Bank to Grantor in not exercising its option to declare the entire indebtedness to be due and payable upon the happening of any one of the events or conditions herein described, shall not, even though such indulgence be repeated and extended, be construed as a waiver of the right of Bank to exercise such option at any time thereafter for any cause and without notice to Grantor.

29. PARTIAL RELEASE. Bank, at Bank's discretion, may release any part of the Property from the lien of this Deed of Trust and such release shall in no way affect the lien of this Deed of Trust on the remaining portion of the Property or any of the rights or remedies herein provided. Trustee shall, only upon proper written authorization of Bank, perform all acts necessary to execute such release. It is agreed that Grantor will pay the expenses of obtaining and recording all releases, if any, from this Deed of Trust.

30. DUTIES AND OBLIGATIONS OF TRUSTEE. The duties and obligations of Trustee are as follows:
A. The duties and obligations of Trustee shall be determined solely by the express provisions of this Deed of Trust and applicable law, and Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be imposed upon Trustee;
B. No provision of this Deed of Trust shall require Trustee to expend or risk Trustee's own funds, or otherwise incur any financial obligation in the performance of any of the duties hereunder, or in the exercise of any of the rights or powers. If Trustee shall have ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to Trustee;
C. Trustee may consult with counsel of Trustee's own choosing and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered hereunder in good faith and reliance thereon;
D. Trustee shall not be liable for any action taken in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred by this Deed of Trust; and
E. Trustee shall not be responsible for the payment of any unpaid taxes on the Property due and owing at the time of the sale of all or any part of the Property as herein provided.

31. SUCCESSOR TRUSTEE. Bank may from time to time substitute a successor or successors to any trustee named herein or acting hereunder to execute this Deed of Trust. Upon such appointment and without conveyance to the successor trustee, the letter shall be vested with all title, powers, and duties conferred upon Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written instrument given by Bank, containing reference to this Deed of Trust and its place of record, which when recorded in the office of the county or counties in which the Property is situated shall be conclusive proof of proper appointment of the successor trustee.
The foregoing power of substitution and the procedure therefor shall be used in substitution of the power and procedure provided for by law, unless and to the extent otherwise provided by applicable law.

32.  LEASE OF PROPERTY. Trustee hereby leases the Property to
Grantor until this Deed of Trust is either satisfied and released or until there is a default under the provisions of this Deed of Trust. The Property is leased upon the following terms and conditions: Grantor, and every person claiming an interest in or prossessing the Property of any part thereof, shall pay rent during the term of the lease in the amount of one cent per month, payable on demand, and without notice or demand shall and will surrender peaceable possession of the Property to Trustee upon default or to the purchaser of the Property at the foreclosure sale.

33. TERM. This Deed of Trust shall remain in effect until terminated in writing.

34.  GENERAL PROVISIONS.
A. TIME IS OF THE ESSENCE. Time is of the essence in Grantor's performance of all duties and obligations imposed by this Deed of Trust.
B. NO WAIVER BY BANK. Bank's course of dealing, or Bank's forbearance from, or delay in, the exercise of any of Bank's rights, remedies, privileges or right to insist upon Grantor's strict performance of any provisions contained in this Deed of Trust, or other loan documents, shall not be construed as a waiver by Bank, unless any such waiver is in writing and is signed by Bank.
C. AMENDMENT. The provisions contained in this Deed of Trust may not be amended, except through a written amendment which is signed by Grantor and Bank.
D. INTEGRATION CLAUSE. This written Deed of Trust and all documents executed concurrently herewith, represent the entire understanding between the parties as to the Obligations and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
E. FURTHER ASSURANCES. Grantor agrees, upon request of Bank and within the time Bank specifies, to provide and information, and to execute, acknowledge, deliver and record or file such further instruments or documents as may be required by Bank to secure the Note or confirm any lien.
F. GOVERNING LAW. This Deed of Trust shall be governed by the laws of the State of MISSOURI, provided that such laws are not otherwise preempted by federal laws and regulations.
G. FORUM AND VENUE. In the event of litigation pertaining to this Deed of Trust, the exclusive forum, venue and place of jurisdiction shall be in the State of Missouri, unless otherwise designated in writing by Bank or otherwise required by law.
H. SUCCESSORS. This Deed of Trust shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties; provided however, that Grantor may not assign, transfer or delegate any of the rights or obligations under this Deed of Trust.
I. NUMBER AND GENDER. Whenever used, the singular shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders.
J. DEFINITIONS. The terms used in this Deed of Trust, if not defined herein, shall have their meanings as defined in the other docuemtns executed contemporaneously, or in conjunction, with this Deed of Trust.
K. PARAGRAPH HEADINGS. The headings at the beginning of any paragraph, or any subparagraph, in this Deed of Trust are for convenience only and shall not be dispositive in interpreting or construing this Deed of Trust.
L.  IF HELD UNENFORCEABLE.  If any provision of this Deed of
Trust shall be held unenforceable or void, then such provision to the extent not otherwise limited by law shall be severable from the remaining provisions and shall in no way affect the enforceability of the remaining provisions not the validity of this Deed of Trust.
M. CHANGE IN APPLICATION. Grantor will notify Bank in writing prior to any change in Grantor's name, address, or other application information.
N.  NOTICE.  All notices under this Deed of Trust must be in writing.
Any notice given by Bank to Grantor hereunder will be effective upon personal delivery or 24 hours after mailing by first class United States mail, postabe prepaid, addressed to Grantor at the address indicated below Grantor's name on page one of this Deed of Trust. Any notice given by Grantor to Bank hereunder will be effective upon receipt by Bank at the address indicated below Bank's name on page one of this Deed of Trust. Such addresses may be changed by written notice to the other party.
O. GRANTOR DEFINED. The term "Grantor" includes each and every person signing this Deed of Trust as a Grntor and any co-signers.
P. SEPARATE AND DISTINCT. Each privilege, option or remedy provided in this Deed of Trust is distinct from every other priviledge, option or remedy contained herein or afforded by law or equity, and may be exercised, to the extent not prohibited by law, independently, concurrently, cumulatively, and successively by Bank or by any other owner or holder of the Obligations.
Q. FILING AS FINANCING STATEMENT. Grantor agrees and acknowledge that this Deed of Trust also suffices as a financing statement and as such, may be filed of record as a financing statement for purposes of Article 9 of the MISSOURI Uniform Commercial
Code. A carbon, photographic or other reproduction of this Deed of Trust is sufficient as a financing statment. This deed of trust may be filed in the real estate records as a fixture filing.

35. ACKNOWLEDGMENT. By their signatures below, the undersigned acknowledge they have read and received a copy of this Deed of Trust.

     GRANTOR: